SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report January 15, 2004)

Wachovia Bank, NA (as Representative under a Pooling and
Servicing Agreement dated as of February 28, 1998 providing for the issuance of The Money Store Trust, Series 1998-A) and each of the Originators listed on Schedule A attached hereto.
(Exact name of registrant as specified in its charter)

*	033-32775	*

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

c/o Wachovia Bank, NA, 401 South Tryon Street – NC1179 Charlotte, NC 28288
(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (704) 383-9568

(Former name or former address, if changed since last report)

*         See Schedule A

Item 5	Other Events

As a result of the discovery of certain structural problems in the original Pooling and Servicing Agreement for the Money Store Asset Backed Certificates Series 1998-A, The Bank of New York, as Trustee, and the Money Store, LLC (successor in interest to The Money Store Inc.), as Servicer, executed on October 10, 2003, the Fourth Amendment to Pooling and Servicing Agreement (the “Amendment”), a copy of which is attached. The objective of the Amendment is to correct cash flows and to provide a corrected level of credit support consistent with the original intent of the parties and standard market conventions.

Item 7	Exhibits

Exhibit 99: Fourth Amendment to Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA BANK, NA
By: \s\ Gregory Yanok
Name: Gregory Yanok
Title: Vice President	Dated: January 15, 2004

Exhibit Index

Schedule A

Registrant	State of Incorporation	IRS Employer ID Number
TMS Mortgage Inc.	New Jersey	22-3217781
The Money Store/D.C. Inc.	D.C	22-2133027
The Money Store/Kentucky Inc.	Kentucky	22-2459832
The Money Store Home Equity Corp.	Kentucky	22-2522232
The Money Store/Minnesota Inc.	Minnesota	22-3003495